EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Periodic Report on Form 10-Q of Dermata Therapeutics, Inc. (the “Company”) for the quarter ended June 30, 2026 (the “Quarterly Report”), each of Gerald T. Proehl, as Chief Executive Officer, and Kyri K. Van Hoose, as Chief Financial Officer, certifies in his or her capacity as such officer of the Company, that to such officer’s knowledge:

1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2026	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer
(Principal Executive Officer)

Dated: August 11, 2026	By:	/s/ Kyri K. Van Hoose
Kyri K. Van Hoose
Chief Financial Officer
(Principal Financial Officer)

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.